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                         THE NATIONAL FIBERSTOK CORPORATION
                                401 (K) SAVINGS PLAN
                           (January 1, 1996 Restatement)


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                                 TABLE OF CONTENTS


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INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1

ARTICLE I     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .        2

ARTICLE II    ELIGIBILITY AND PARTICIPATION . . . . . . . . . . . . . .       20
     2.1   Eligibility. . . . . . . . . . . . . . . . . . . . . . . . .       20
     2.2   Participation. . . . . . . . . . . . . . . . . . . . . . . .       20
     2.3   Beneficiary Designation. . . . . . . . . . . . . . . . . . .       21
     2.4   Notification of Individual Account Balance . . . . . . . . .       22

ARTICLE III   CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . .       23
     3.1   Employee Pre-Tax and Post-Tax Contributions. . . . . . . . .       23
     3.2   Employer Matching Contributions. . . . . . . . . . . . . . .       28
     3.3   Employer Discretionary Contributions . . . . . . . . . . . .       28
     3.4   Rollover Contributions . . . . . . . . . . . . . . . . . . .       28
     3.5   Maximum Deductible Contribution. . . . . . . . . . . . . . .       29
     3.6   Actual Deferral Percentage Test. . . . . . . . . . . . . . .       29
     3.7   Payment of Contributions to Trustee. . . . . . . . . . . . .       33
     3.8   Participant Investment Direction . . . . . . . . . . . . . .       33
     3.9   Matching Contribution Percentage Test. . . . . . . . . . . .       34
     3.10  Multiple Use Restrictions. . . . . . . . . . . . . . . . . .       36

ARTICLE IV    ALLOCATIONS TO INDIVIDUAL ACCOUNTS. . . . . . . . . . . .       37
     4.1   Individual Accounts. . . . . . . . . . . . . . . . . . . . .       37
     4.2   Allocation of Employee Pre-Tax and Post-Tax Contributions. .       37
     4.3   Allocation of Employer Matching Contributions. . . . . . . .       38
     4.4   Allocation of Employer Discretionary Contributions . . . . .       38
     4.5   Allocation of Adjustment . . . . . . . . . . . . . . . . . .       38
     4.6   (RESERVED) . . . . . . . . . . . . . . . . . . . . . . . . .       40
     4.7   Equitable Allocations. . . . . . . . . . . . . . . . . . . .       40
     4.8   Maximum Additions. . . . . . . . . . . . . . . . . . . . . .       40
     4.9   Multiple Plan Participation. . . . . . . . . . . . . . . . .       42

ARTICLE V     DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . .       44
     5.1   Retirement . . . . . . . . . . . . . . . . . . . . . . . . .       44
     5.2   Death Before Retirement or Termination of Employment . . . .       44
     5.3   Termination of Employment. . . . . . . . . . . . . . . . . .       45
     5.4   Method of Payment. . . . . . . . . . . . . . . . . . . . . .       49
     5.5   Benefits to Minors and Incompetents. . . . . . . . . . . . .       49
     5.6   Payment of Benefits. . . . . . . . . . . . . . . . . . . . .       50
     5.7   Direct Rollovers . . . . . . . . . . . . . . . . . . . . . .       52

ARTICLE VI    LOANS AND WITHDRAWALS . . . . . . . . . . . . . . . . . .       54
     6.1   Loans to Participants. . . . . . . . . . . . . . . . . . . .       54
     6.2   Hardship Withdrawals . . . . . . . . . . . . . . . . . . . .       57


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ARTICLE VII   FUNDING . . . . . . . . . . . . . . . . . . . . . . . . .       62
     7.1   Contributions. . . . . . . . . . . . . . . . . . . . . . . .       62
     7.2   Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . .       62

ARTICLE VIII  FIDUCIARIES . . . . . . . . . . . . . . . . . . . . . . .       64
     8.1   General. . . . . . . . . . . . . . . . . . . . . . . . . . .       64
     8.2   Corporation. . . . . . . . . . . . . . . . . . . . . . . . .       65
     8.3   Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . .       66
     8.4   Committee. . . . . . . . . . . . . . . . . . . . . . . . . .       68
     8.5   Claims for Benefits. . . . . . . . . . . . . . . . . . . . .       69
     8.6   Denial of Benefits - Review Procedure. . . . . . . . . . . .       70
     8.7   Records. . . . . . . . . . . . . . . . . . . . . . . . . . .       71
     8.8   Missing Persons. . . . . . . . . . . . . . . . . . . . . . .       72
     8.9   Qualified Domestic Relations Orders. . . . . . . . . . . . .       72

ARTICLE IX    AMENDMENT AND TERMINATION OF THE PLAN . . . . . . . . . .       75
     9.1   Amendment of the Plan. . . . . . . . . . . . . . . . . . . .       75
     9.2   Termination of the Plan. . . . . . . . . . . . . . . . . . .       75

ARTICLE X     PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN . . . .       77
     10.1  Method of Participation. . . . . . . . . . . . . . . . . . .       77
     10.2  Withdrawal . . . . . . . . . . . . . . . . . . . . . . . . .       77

ARTICLE XI    TOP-HEAVY PROVISIONS. . . . . . . . . . . . . . . . . . .       79
     11.1  Determination of Top-Heavy . . . . . . . . . . . . . . . . .       79
     11.2  Top-Heavy Definitions. . . . . . . . . . . . . . . . . . . .       81

ARTICLE XII   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . .       83
     12.1  Governing Law. . . . . . . . . . . . . . . . . . . . . . . .       83
     12.2  Construction . . . . . . . . . . . . . . . . . . . . . . . .       83
     12.3  Administration Expenses. . . . . . . . . . . . . . . . . . .       83
     12.4  Participant's's Rights; Acquittance. . . . . . . . . . . . .       83
     12.5  Spendthrift Clause . . . . . . . . . . . . . . . . . . . . .       84
     12.6  Merger, Consolidation or Transfer. . . . . . . . . . . . . .       84
     12.7  Mistake of Fact. . . . . . . . . . . . . . . . . . . . . . .       84
     12.8  Counterparts . . . . . . . . . . . . . . . . . . . . . . . .       85

ARTICLE XIII  ADOPTION OF THE PLAN. . . . . . . . . . . . . . . . . . .       86


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                                  INTRODUCTION

     Effective January 1, 1992, National Fiberstok Corporation adopted The National Fiberstok Corporation 401(k) Savings Plan and Trust Agreement (the "Plan") to provide a system of pre-tax savings and profit sharing with its employees thru a plan qualified under the Internal Revenue Code. The Plan was amended several times, most recently by the Third Amendment which was effective January 1, 1995. Effective January 1, 1996, the Plan is hereby restated to consolidate the amendments made since its adoption.

     It is intended that this Plan and its associated Trust Agreement meet all the requirements of the Employee Retirement Income Security Act of 1974 and all requirements of Code Sections 401(a) and 401(k), and the Plan shall be interpreted to comply with those statutes.

     Notwithstanding any provision of this Plan, a person whose employment terminated before January 1, 1996, shall have his rights determined under this Plan as it read prior to this January 1, 1996 Restatement.


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                                    ARTICLE I

                                   DEFINITIONS

     1.1. As used herein, unless otherwise required by the context, the following words and phrases shall have the meanings indicated:

     ACTUAL DEFERRAL PERCENTAGE - (a) (1) For each Plan Year, the average of the ratios, calculated separately for each Eligible Employee in a specified group, of (A) the amount of Employee Pre-Tax Contributions under Section 3.1(a) (which are attributable to Deferral Compensation that would have been received by the Employee during such Plan Year but for his salary reduction agreement) which are allocated to the Individual Account of an Eligible Employee as of a date within such Plan year to (B) the Testing Compensation of such Eligible Employee while an Eligible Employee for such Plan Year.

          (2) Except as provided in regulations issued by the Secretary of the Treasury, Actual Deferral Percentage shall be determined without regard to whether any Pre-Tax Contributions are distributed under Section 3.1(c) (2)
(A). When calculating Actual Deferral Percentage for a Highly Compensated Employee, all cash or deferred arrangements maintained by the Employer or an Affiliate in which such Employee participates (other than those that may not be permissively aggregated) shall be treated as one arrangement. All elective contributions that are made under two or more plans that are aggregated for purposes


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of Code Section 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)) are to be treated as made under a single plan.

          (b) (1) In the case of a Highly Compensated Employee who is either a 5% owner or one of the ten most highly compensated Employees and is thereby subject to the family aggregation rules of Code Section 414(q) (6), the Actual Deferral Percentage for the family group (which consists of a highly Compensated Employee described in this sentence and his HC Family Members and is treated as one Highly Compensated Employee) is determined by combining the Employee Pre-Tax Contributions and Testing Compensation of all eligible HC Family Members with those of the Highly Compensated Employee. Except to the extent taken into account in the preceding sentence, the Employee Pre-Tax Contributions and Testing Compensation of all HC Family Members are disregarded in determining the Actual Deferral Percentages for the groups of Highly Compensated Employees and non-highly compensated employees.

          (2) For purposes of applying the dollar limit on Testing Compensation, the family group described in paragraph (1) will be treated as a single Highly Compensated Employee with a single Testing Compensation, and the dollar limit will be allocated among the members of the family group in proportion to each member's individual Testing Compensation. Solely for purposes of the Testing Compensation rule in this paragraph (2), the term "HC Family Member" shall include only the spouse of the employee and any lineal descendants of the employee


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who have not attained age 19 before the close of the Plan Year in question.

          (c) This definition shall be interpreted in accordance with Treasury Regulations at Section 1.401(k)-1(b) and Code Section 401(k)(3), the provisions of which are incorporated herein by reference.

     ADJUSTMENT - The net increases and decreases in the value of an Investment Option within the Fund during a Plan Year or other specified period. Such increases and decreases shall include such items as realized or unrealized investment gains or losses, investment income, and may include expenses of administering the Fund and the Plan.

     AFFILIATE - An organization which is not an Employer, but which must be considered together with an Employer under Code Sections 414(b), (c), (m) or
(o).

     ALLOCATION COMPENSATION - The Section 415 Compensation paid by an Employer to a Participant during a Plan Year. Subject to the OBRA '93 annual compensation limit under the definition of Section 415 Compensation, Allocation Compensation shall also include all compensation which was not included in a Participant's Section 415 Compensation during the Plan Year because it was an Employee Pre-Tax Contribution under this Plan or because it was a pre-tax salary reduction contribution to a Code Section 125 cafeteria plan.


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     BENEFICIARY - Any person designated by a Participant under Section 2.3 to receive such benefits as may become payable hereunder after the death of such Participant.

     BOARD - The Board of Directors of the Corporation.

     CODE - The Internal Revenue Code of 1986, as amended.

     COMMITTEE - The administrative committee provided for in Section 8.4.

     CONTRIBUTIONS - Payments as provided herein by the Employer or Participant to the Trustee for the purpose of providing the benefits under this Plan.

     CORPORATION - National Fiberstok Corporation, or any successor thereto. The Corporation is the sponsor, named Fiduciary, and plan administrator of the Plan for purposes of ERISA as it relates to the employees of each Employer.

     CURRENT BALANCE - In regard to a Participant's Individual Account or any sub-Account thereof, as of any date, the Account balance as of the immediately preceding Valuation Date, plus any Employee Pre-Tax, Employee Post-Tax and Rollover Contributions made to the Fund since such Valuation Date on behalf of such Participant, reduced by any distributions made to such Participant since such Valuation Date.

     DEFERRAL COMPENSATION - The basic compensation paid to an Employee by the Employer for his services before any reduction for Employee Pre-Tax or Post-Tax Contributions or contributions to a Code Section 125 cafeteria plan, including overtime, bonuses and commissions, and excluding tips and taxable or non-taxable


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fringe benefits including, but not limited to, employee loans, life insurance, relocation expenses or personal use of company vehicles.

     DISABLED - A Participant is considered Disabled when he is determined by the Committee to have a physical or mental condition which is expected to be permanent and which renders the Participant incapable of continuing as an Employee.

     EFFECTIVE DATE - The effective date of the Plan is January 1, 1992. The effective date of this Restatement is January 1, 1996, except as otherwise set forth herein.

     ELIGIBLE EMPLOYEE - An Employee who satisfied the participation requirements of Section 2.1.

     EMPLOYEE - Any person employed by the Employer, excluding (1) independent contractors, (2) any person who is covered by a collective bargaining agreement where such agreement provides for a different retirement plan, or where no provision is made for any retirement plan after good faith bargaining between the Employer and employee representatives and (3) any person who is excluded from participation hereunder by the terms of his Employer's adoption of this Plan. No person who is a leased employee of an employer within the meaning of Code Section 414(n), or who receives compensation solely for service as a member of the Board, shall be eligible to participate in this Plan.

     EMPLOYEE PRE-TAX ACCOUNT - That portion of a Participant's Individual Account attributable to the Employee


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Pre-Tax Contributions allocated to such Participant under Section 4.2(a) and the Participant's proportionate share of any Adjustment attributable to his Employee Pre-Tax Account.

     EMPLOYEE PRE-TAX CONTRIBUTIONS - Contributions made to the Plan by the Employer under Section 3.1(a) pursuant to a salary reduction agreement entered into between the Employer and the Participant.

     EMPLOYEE POST-TAX ACCOUNT - That portion of a Participant's Individual Account attributable to the Employee Post-Tax Contributions allocated to such Participant under Section 4.2(b) and the Participant's proportionate share of any Adjustment attributable to his Employee Post-Tax Account.

     EMPLOYEE POST-TAX CONTRIBUTIONS - Contributions made to the Plan by the Participant under Section 3.1(d) pursuant to a voluntary contribution agreement entered into between the Employer and the Participant.

     EMPLOYER - Collectively or individually as the context may indicate, the Corporation and any other entity which (1) must be considered together with the Corporation under Code Section 414(b), (c) or (m), (2) the Board shall have authorized to adopt the Plan and (3) by action of its own board of directors shall have adopted the Plan and become signatory to the Trust Agreement, or any successor to one or more of such entities.

     EMPLOYER DISCRETIONARY ACCOUNT - That portion of a Participant's Individual Account attributable to the Employer Discretionary Contributions allocated to such Participant under


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Section 4.4 and the Participant's proportionate share of any Adjustment attributable to his Employer Discretionary Account.

     EMPLOYER DISCRETIONARY CONTRIBUTIONS - Contributions made to the Plan by the Employer under Section 3.3.

     EMPLOYER MATCHING ACCOUNT - That portion of a Participant's Individual Account attributable to the Employer Matching Contributions allocated to such Participant under Section 4.3 and the Participant's proportionate share of any Adjustment attributable to his Employer Matching Account.

     EMPLOYER MATCHING CONTRIBUTIONS - Contributions made to the Plan by the Employer under Section 3.2.

     FIDUCIARY - The Corporation, the Employer, the Trustee, the Committee and any individual, corporation, firm or other entity which assumes, in accordance with Article VIII, responsibilities of the Corporation, the Employer, the Trustee or the Committee respecting management of the Plan or the disposition of its assets.

     HIGHLY COMPENSATED EMPLOYEE - (a) an Employee is a Highly Compensated Employee with respect to a Plan Year if during that Plan Year the Employee performs services for an Employer and

          (1) is a 5-percent owner of the Employer,

          (2) receives compensation from the Employer for the Plan Year in excess of the Code Section 414(q)(1)(B) amount for the Plan Year,

          (3) receives compensation from the Employer for the Plan Year in excess of the Code Section 414 (q)(1)(C) amount


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for the Plan Year and is a member of the top paid group of employees of the
Employer within the meaning of Code Section 414(q)(4), or

          (4) is an officer and receives compensation from the Employer for the Plan Year that is greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A). If no officer satisfies the compensation requirement for the Plan Year, the highest paid officer for such Year shall be treated as a Highly Compensated Employee.

     (b) For purposes of subsection (a), an Employee's compensation shall be his Section 415 Compensation for a Plan Year, increased by the amount of his Employee Pre-Tax Contributions during the Plan Year plus any pre-tax salary reduction contributions he makes during the Plan Year to any Code Section 125 cafeteria plan sponsored by the Employer.

     (c) If an Employee is a family member of either a 5-percent owner (whether active or former) or a Highly Compensated Employee who is one of the 10 most highly paid employees of the Employer ranked on the basis of compensation paid by the Employer during the Plan Year, then the family member and the 5-percent owner or top-ten highly paid employee shall be aggregated. In such case, the family member and the 5-percent owner or top-ten highly paid Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of the compensation and contributions or benefits of the family member and the 5-percent owner or top-ten highly paid


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Employee. For purposes of this subsection, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee, and the spouses of such lineal ascendants and descendants.

     (d) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, the number of employees treated as officers and the compensation taken into account, shall be made in accordance with Code Section 414(q) and T.Reg.
Section 1.414(q)-1T to the extent they are not inconsistent with the method established in this definition.

     HC FAMILY MEMBER - With respect to a Highly Compensated Employee who is either a 5% owner or one of the ten most highly compensated Employees, the spouse and the lineal ascendants and descendants (and spouses of such ascendants and descendants) of any such Highly Compensated Employee.

     HOURS OF SERVICE - The sum of:

          (a) (1) Each hour of which an employee is paid, or entitled to payment for the performance of duties for the Employer during the applicable computation period.

              (2) For employees for whom the Employer is not required by law to maintain records of hours worked, paragraph (1) shall be applied as follows:

                   (A) in the case of employees who are paid weekly or bi-weekly, Hours of Service shall be determined on the basis of 45 hours per week;


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               (B) in the case of employees who are paid semi-monthly, Hours of Service shall be determined on the basis of 95 hours per semi-monthly period; and

               (C) in the case of employees who are paid monthly, Hours of Service shall be determined on the basis of 190 hours per month.

           (b) Each hour for which an employee is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty or leave of absence. However, the determination of hours under this subsection (b) shall be subject to the following restrictions:

               (1) No more than 501 hours shall be credited to an employee during any single period during which the employee performs no duties (whether or not such period occurs in a single computation period).

               (2) No such hours shall be credited to an employee if payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation or unemployment or disability insurance laws.

               (3) Hours shall not be credited for a payment which solely reimburses an employee for medical or medically related expenses incurred by the employee.


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            (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer provided, however, that the same hours shall not be credited both under subsection (a) or (b) above, as the case may be, and under this subsection (c).

            (d) (1) Hours of Service shall not include any period during which the Employee was employed by a predecessor of the Employer, unless the predecessor's organization maintained the Plan or a predecessor plan. Hours of Service shall be credited for service in the armed forces of the United States to the extent required by federal law.

               (2) Hours of Service under subsections (a) and (c) above shall be determined in accordance with Department of Labor Regulations at 29 CFR
Section 2530.200b-2. Hours of Service hereunder shall be credited to the appropriate computation period in accordance with Department of Labor Regulations at 29 CFR Section 2530.200b-2(c).

     INDIVIDUAL ACCOUNT - The aggregate of a Participant's Employee Pre-Tax Account, Employee Post-Tax Account, Employer Matching Account, Employer Discretionary Account and Rollover Account.

     INVESTMENT OPTION - Any investment vehicle identified by the Corporation. The Corporation may change the Investment Options at any time. Loans to a Participant under Section 6.1 shall constitute a separate Investment Option for that Participant.


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     MATCHING CONTRIBUTION PERCENTAGE - (a) (1) For each Plan Year, the average of the ratios, calculated separately for each Eligible Employee in a specified group, of (A) the amount of Employer Matching Contributions under Section 3.2 and Employee Post-Tax Contributions under Section 3.1(d) which are allocated to the Employer Matching Account and Employee Post-Tax Account of an Eligible Employee as of a date within such Plan Year to (B) the Testing Compensation of such Eligible Employee while an Eligible Employee for such Plan Year. To the extent permitted by Treasury Regulations at
Section 1.401(m)-1(b), the Corporation may elect to take Employee Pre-Tax Contributions into account when determining Matching Contribution Percentage.

                (2) When calculating Matching Contribution Percentage for a Highly Compensated Employee, all arrangements subject to Code Section 401(m) maintained by the Employer or an Affiliate in which such Employee participates (other than those that may not be permissively aggregated) shall be treated as one arrangement. All contributions that are made under two or more plans that are aggregated for purposes of Code Sections 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)) are to be treated as made under a single plan.

          (b) the special HC Family Member rules set forth in subsection (b) of the definition of Actual Deferral Percentage shall also apply in determining Matching Contribution Percentage.

          (c) This definition shall be interpreted in accordance with Treasury Regulations at Section 1.401(m)-1(a) and Code


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Section 401(m)(2), the provisions of which are incorporated herein by reference.

     NORMAL RETIREMENT AGE - Age 65

     ONE YEAR BREAK IN SERVICE - (a) A Plan Year during which an Employee does not complete at least 501 Hours of Service.

          (b) Solely to determine whether a One Year Break in Service has occurred, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which Hours of Service cannot be determined, eight Hours of Service per day of such absence. In no event shall the number of Hours of Service credited to an Employee under the preceding sentence exceed 501. For purposes of this definition, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this subsection (b) shall be credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a One Year Break in Service in that Year, or in all other cases in the next following Plan Year. The Committee may request the Employee to provide satisfactory


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evidence that the absence was caused by one of the purposes listed above.  If in the judgment of the Committee such evidence is not supplied, no Hours of Service shall be credited under this subsection (b).

           (c) Solely to determine whether a One Year Break in Service has occurred, a Participant on a leave protected under the Family and Medical Leave Act of 1993 shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such leave.

     PARTICIPANT - Any Employee or former Employee who has an Individual Account balance, and any Employee who has met the participation requirements of Section 2.1 A Participant shall cease to be a Participant in accordance with Section 2.2.

     PLAN - The National Fiberstok Corporation 401(k) Savings Plan, as contained herein or as duly amended.

     PLAN YEAR - January 1 - December 31.

     ROLLOVER ACCOUNT - That portion of a Participant's Individual Account attributable to his rollover contributions under Section 3.4 and the Participant's proportionate share of any Adjustment attributable to his Rollover Account.

     SECTION 415 COMPENSATION - (a) An Employee's wages as defined in Code
Section 3401(a) and all other payments of compensation to an Employee by the Employer or an Affiliate (in the course of their trade or business) for which the Employer or Affiliate is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Section 415


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Compensation shall be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). Section 415 Compensation does not include Employee Pre-Tax Contributions to this Plan and salary reduction contributions to a Code Section 125 cafeteria plan.

          (b) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the Section 415 Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          Any reference in this plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this definition.

          If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

          TESTING COMPENSATION - The Section 415 Compensation paid by an Employer to an Employee for a Plan Year. Subject to the OBRA '93 annual compensation limit under the definition of Section 415 Compensation, Testing Compensation may at the election of the Corporation also include all compensation not otherwise included in a Participant's Section 415 Compensation during the Plan Year because it was an Employee Pre-Tax Contribution under this Plan or because it was a pre-tax salary reduction contribution to a Code Section 125 cafeteria plan.

          TRUST AGREEMENT - The Trust Agreement for The National Fiberstok Corporation 401(k) Savings Plan, as entered into between the Employer and the Trustee under Article VII.

          TRUST FUND OR FUND - All funds received by the Trustee together with all income, profits and increments thereon, and less any expenses or payments made out of the Trust Fund.

          TRUSTEE - Such individual, individuals, financial institution, or a combination of them as shall be designated in the Trust Agreement to hold in trust any assets of the Plan for the purpose of providing benefits under the Plan, and shall include any successor trustee to the Trustee initially designated thereunder.

          VALUATION DATE - Each March 31, June 30, September 30 and December 31, or such other date as the Committee may determine from time to time. For all Plan purposes, the Valuation Date for Plan distributions shall be the Valuation Date immediately preceding the date of such distribution.

          YEAR OF SERVICE - (a) For any Employee, a 12 month period determined under subsection (c) during which the Employee completes 1,000 or more Hours of Service.

                (b) For purposes of eligibility to participate and vesting periods of employment with an Affiliate which would have constituted a Year of Service had the Employee been employed by the Employer, and periods of employment with the Employer or an Affiliate other than as an Employee, including employment as a leased employee within the meaning of Code Section 414(n), which would have constituted a Year of Service had the Participant been employed as an Employee, shall be included as if such periods had been performed for the Employer or as an Employee. Service of an Employee with the former Double Envelope Corporation or with Diversified Assembly shall be deemed service with an Affiliate for purposes of this definition.

               (c) (1) For purposes of eligibility to participate under
Section 2.1, the 12 month period referenced in subsection (a) shall begin on the date the Employee first completes an Hour of Service. If the Employee fails to earn a Year of Service during such initial 12 month period, the 12 month period for determining the Year of Service shall be based on Plan Years starting with the Plan Year in which occurs the first anniversary of the date he completed his first Hour of Service.

             (2) For all other purposes of this Plan, the 12 month period referenced in subsection (a) shall be the Plan Year.

                                  ARTICLE II

                         ELIGIBILITY AND PARTICIPATION

          2.1 ELIGIBILITY

                 (a) Any person who was a Participant in this Plan on December 31, 1995, shall, subject to the provisions of this Plan, remain a Participant in this Plan on January 1, 1996.

                 (b) Any Employee not described in subsection (a) shall become a Participant on the January 1, April 1, July 1 or October 1 coincident with or next following the date he completes a Year of Service and attains age 21.

          2.2 PARTICIPATION

          Each Participant may enter into a salary reduction agreement and a voluntary contribution agreement in accordance with Section 3.1. Each person who becomes a Participant shall remain a Participant so long as he remains an Employee or maintains an Individual Account balance. If a Participant terminates employment with no balance in his Individual Account, he shall cease being a Participant upon his termination of employment. In the event a Participant ceases to be an Employee and is later reemployed as an Employee, he shall once again become a Participant upon his reemployment date, and may enter into a salary reduction agreement or voluntary contribution agreement in accordance with Section 3.1.

     2.3  BENEFICIARY DESIGNATION

          (a) Upon commencing participation, each Participant shall designate a Beneficiary and a Contingent Beneficiary on forms furnished by the Committee. In the absence of any valid designation of Beneficiary or Contingent Beneficiary the Participant shall be deemed to have designated a Beneficiary or Beneficiaries determined from the following order of precedence: (1) spouse; (2) children, in equal shares; (3) his estate. The meaning of the term "Beneficiary" shall include the meaning of "Contingent Beneficiary" unless the context clearly indicates otherwise.

          (b) The Beneficiary of a married Participant shall be his spouse unless the Participant designates someone other than his spouse as his Beneficiary and he files with the Committee his spouse's written consent to such designation. Such spousal consent shall be on a form approved by the Committee, shall be irrevocable by the spouse, shall acknowledge the effect of such designation and be witnessed by a Committee member (or a duly appointed delegate) or a notary public. The spouse may alternatively execute an irrevocable general consent that does not identify the designated Beneficiary and which allows the Participant to make future changes in the Beneficiary designation without spousal consent. Any such general consent shall satisfy the requirements of T. Reg. Section 1.401(a)-20 Q&A-31(c).

          (c) If an unmarried Participant later marries, or if a married Participant later remarries, any prior designation by such Participant of a Beneficiary other than the spouse he is married to on his date of death shall be null and void unless consented to by such spouse in the manner provided in subsection (b).

          (d) The interpretation of the Committee which respect to any Beneficiary designation, subject to applicable law, shall be binding and conclusive upon all parties, and no person who claims to be a Beneficiary, or any other person, shall have the right to question any action of the Committee.

          (e) The rights of any spouse or Beneficiary hereunder shall be subject to the provisions of any qualified domestic relations order within the meaning of ERISA Section 206(d)(3).

     2.4  NOTIFICATION OF INDIVIDUAL ACCOUNT BALANCE

     As of each Valuation Date the Committee shall notify each Participant of the amount of his share in the Adjustments and Contributions for the period just completed and the balance of his Individual Account.

                                  ARTICLE III

                                 CONTRIBUTIONS


     3.1  EMPLOYEE PRE-TAX AND POST-TAX CONTRIBUTIONS

          (a) Pre-Tax Contributions. A Participant may have Employee Pre-Tax Contributions made to the Plan on his behalf as follows. All such Contributions shall be made by payroll withholding. A Participant may enter into a salary reduction agreement with his Employer in which it is agreed that the Employer will reduce the Participant's Deferral Compensation during each pay period by a designated percentage and contribute that amount so determined to the Plan on behalf of the Participant. The Employer may modify the salary reduction agreement to the extent necessary to insure that (1) the Actual Deferral Percentage Test of Code Section 401(k) as set forth in
Section 3.6 is met, (2) the excess deferral rules of subsection (c) are met, or (3) the limitations set forth in Sections 3.5 or 4.8 are not exceeded. Such Employee Pre-Tax Contributions may be any whole percentage between 1% and 10% of the Deferral Compensation otherwise payable to the Participant. The salary reduction agreement of an Employee who becomes eligible to participate in the Plan shall be effective for the Employee's first pay date coincident with or next following the January 1, April 1, July 1 or October 1 following his satisfying the eligibility requirements of Section 2.1 and his proper completion and filing of a salary reduction agreement. Salary reduction agreements must be filed at least 15 days before the pay date as of which they are to be effective (or upon such shorter notice as may be acceptable to the Committee).

          (b) (1) Each Participant, by written notice filed with the Committee at least 15 days in advance of the effective date of such notice (or upon such shorter notice as may be acceptable to the Committee), may elect to prospectively suspend his salary reduction agreement. Such election shall become effective for the first pay date coincident with or next following the expiration of the notice period and shall not have retroactive effect. If Contributions are suspended hereunder, a Participant may again sign a salary reduction agreement effective for the first pay date following any subsequent January 1, April 1, July 1 or October 1, provided he gives 15 days written notice (or such shorter notice as may be acceptable to the Committee) prior to such pay date.

              (2) A Participant may change his salary reduction agreement as of the first pay date coincident with or next following any January 1, April 1, July 1 or October 1 by written notice filed with the Committee at least 15 days (or upon such shorter notice as may be acceptable to the Committee) prior to such pay date.

              (3) Amounts contributed by salary reduction shall be remitted to the Trustee in accordance with Section 3.7. Contributions once elected to be deferred by a Participant shall be credited to his Employee Pre-Tax Account under Section 4.2(a).

          (c) Excess deferrals
              (1) No participant may have Employee Pre-Tax Contributions made on his behalf under this Plan in any calendar year which exceed the dollar limit amount specified by the Secretary of the Treasury for purposes of Code
Section 402(g)(1). For purposes of the preceding sentence, Pre-Tax Contributions are deemed made as of the pay date for which the salary is deferred, regardless of when the contributions are actually made to the Trust Fund.

              (2) If in any calendar year the aggregate of a Participant's Employee Pre-Tax Contributions made on his behalf under this Plan, plus his other elective deferrals under any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by any sponsor, under any simplified employee pension (as defined in Code Section 408(k)), or to purchase an annuity contract under Code Section 403(b), exceed the limitations of paragraph (1), then no later than the March 1 following such calendar year the Participant may notify the Committee that he has exceeded the limitation and of the amount of his Pre-Tax Contributions under this Plan (and earnings thereon) which he wants distributed to him notwithstanding his salary reduction agreement so that he will not exceed the limitation. The Committee may require the Participant to provide reasonable proof that he has exceeded the limitation of paragraph (1). No later than the next April 15, the Committee may (but shall not be obligated to) make the distribution requested by the

Participant under this subparagraph. Such distribution may be made notwithstanding any other provision of law or this Plan. Such distribution shall not reduce the amount of Employee Pre-Tax Contributions used in computing Actual Deferral Percentage, but shall reduce the amount of Employee Pre-Tax Contributions considered as Annual Additions under Section 4.8. Any amounts not distributed under this subparagraph shall continue to be held in accordance with the terms of this Plan.

          (d) Post-Tax Contributions. (1) A Participant may make Employee Post-Tax Contributions to the Plan as follows. All such Contributions shall be made by payroll withholding. A Participant may enter into a voluntary contribution agreement with his Employer in which it is agreed that the Employer will withhold from and contribute to this Plan on a post-tax basis a designated percentage of the Participant's Deferral Compensation during each pay period. The Employer may modify the voluntary contribution agreement to the extent necessary to insure that (1) the Matching Contribution Percentage Test of Code Section 401(m) as set forth in Section 3.9 is met or (2) the limitations set forth in Section 4.8 are not exceeded. Such Employee Post-Tax Contributions may be any whole percentage between 1% and 10% of the Deferral Compensation otherwise payable to the Participant. The voluntary contribution agreement of an Employee who becomes eligible to participate in the Plan shall be effective for the Employee's first pay date coincident with or next following the January 1, April 1, July 1 or October 1 following his satisfying the eligibility requirements of Section 2.1 and his proper completion and filing of a voluntary contribution agreement. Voluntary contribution agreements must be filed at least 15 days before the pay date as of which they are to be effective (or upon such shorter notice as may be acceptable to the Committee).

              (2) Each Participant, by written notice filed with the Committee at least 15 days in advance of the effective date of such notice (or upon such shorter notice as may be acceptable to the Committee), may elect to prospectively suspend his voluntary contribution agreement. Such election shall become effective for the first pay date coincident with or next following the expiration of the notice period and shall not have retroactive effect. If Contributions are suspended hereunder, a Participant may again sign a voluntary contribution agreement effective for the first pay date following any subsequent January 1, April 1, July 1 or October 1, provided he gives 15 days written notice (or such shorter notice as may be acceptable to the Committee) prior to such pay date.

              (3) A Participant may change his voluntary contribution agreement as of the first pay date coincident with or next following any January 1, April 1, July 1 or October 1 by written notice filed with the Committee at least 15 days (or upon such shorter notice as may be acceptable to the Committee) prior to such pay date.

              (4) Amounts contributed by voluntary contribution shall be remitted to the Trustee in accordance with

Section 3.7. Contributions once made by a Participant shall be credited to his Employee Post-Tax Account under Section 4.2(b).

     3.2  EMPLOYER MATCHING CONTRIBUTIONS

          Subject to Sections 3.5, 3.9, 3.10 and 4.8, for each Plan Year the Employer shall make Employer Matching Contributions equal to the aggregate of 60% of each Participant's Employee Pre-Tax Contributions made during the Year, taking into account for each Participant only so much of his Pre-Tax Contributions for each pay period as are made at a rate which does not exceed 6% of his Deferral Compensation. The Employer's Matching Contribution requirement shall be offset by the amount of available forfeitures under
Section 5.3(b)(2)(B).

     3.3  EMPLOYER DISCRETIONARY CONTRIBUTIONS

          The Employer, by action of its board of directors, may in its discretion elect for any Plan Year to make an Employer Discretionary Contribution. The Employer shall in any event contribute such Employer Discretionary Contributions as may be required by Sections 5.3(b)(3) or 11.1(b).

     3.4  ROLLOVER CONTRIBUTIONS

          With Committee approval, an Eligible Employee (whether or not he has yet satisfied the participation requirements of Section 2.1) may make a rollover contribution of an amount which qualifies for tax-free rollover treatment under Code Section 402(c). Rollover contributions shall be held in the Employee's Rollover Account, and shall always be 100% vested.

     3.5  MAXIMUM DEDUCTIBLE CONTRIBUTION

     In no event shall the Employer be obligated to make a Contribution for a Plan Year in excess of the maximum amount deductible by it under Code Section 404(a)(3).

     3.6  ACTUAL DEFERRAL PERCENTAGE TEST

          (a) The Employer may distribute Employee Pre-Tax Contributions in accordance with subsection (b) for any Plan Year in which the Actual Deferral Percentage for the group of eligible Highly Compensated Employees exceeds the greater of:

              (1) 1.25 times the Actual Deferral Percentage of all other Eligible Employees, or

              (2) the lesser of (A) 2% plus the Actual Deferral Percentage of all other Eligible Employees, or (B) 2.0 times the Actual Deferral Percentage of all other Eligible Employees.

          (b) (1) If for any Plan Year the Actual Deferral Percentage test of subsection (a) is not met, then the requisite amount of Employee Pre-Tax Contributions and income thereon as determined below made on behalf of affected Highly Compensated Employees shall be distributed in accordance with paragraph (2)(A). The amount of any Employee Pre-Tax Contributions to be distributed under paragraph (2)(A) shall be reduced by any excess deferrals previously distributed under Section 3.1(c)(2) for the calendar year ending with or in the same Plan Year. Similarly, any excess deferrals to be distributed under Section 3.1(c)(2) shall be reduced by any excess Employee Pre-Tax Contributions previously distributed under this Section for the Plan Year beginning with or in such calendar year. The amount to be distributed to any such Employee is calculated as follows:

                        (A) An "Actual Deferral Percentage" is calculated separately for each Highly Compensated Employee;

                        (B) The separate Actual Deferral Percentages of all Highly Compensated Employees are added together;

                        (C) The maximum average Actual Deferral Percentage which all Highly Compensated Employees taken together could have and still meet the requirements of subsection (a) is determined;

                        (D) The value in (C) is multiplied by the number of Highly Compensated Employees;

                        (E) The product in (D) is subtracted from the sum in
(B) (this remainder represents the total individual percentages which must be distributed, and is referred to as the "Aggregate Distribution Percentage");

                        (F) All Highly Compensated Employees are ranked by order of individual Actual Deferral Percentages, starting with the highest percentage;

                        (G) The Highly Compensated Employee (or Employees) whose Actual Deferral Percentage(s) is (are) the highest shall have his (their) Actual Deferral Percentage(s) reduced to the level of the next Highly Compensated Employee (or Employees) on the scale established in subparagraph
(F), and the
total number of Percentage points by which such Employee's (or
Employees') Actual Deferral Percentage(s) is (are) reduced is subtracted from the Aggregate Distribution Percentage;

                   (H) The procedure in subparagraph (G) is repeated (if necessary) until the Aggregate Distribution Percentage is reduced to zero (but not below zero);

                   (I) To prevent the Aggregate Distribution Percentage from going below zero in this calculation, the Actual Deferral Percentage for any given Highly Compensated Employee (or Employees) need not be reduced all the way to the level of the next highest Highly Compensated Employee's Actual Deferral Percentage.

                   (J) The amount of excess Employee Pre-Tax Contributions to be distributed under paragraph (2) for each Highly Compensated Employee affected by subparagraph (G) is the number of percentage points (and fractions thereof) by which his Actual Deferral Percentage was reduced under subparagraph (G), multiplied by his Testing Compensation.

                   (K) The amount of income (if any) to be distributed on the excess Employee Pre-Tax Contributions determined under subparagraph (J) is determined by multiplying the total income earned on the Highly Compensated Employee's Employee Pre-Tax Account for the Plan Year by a fraction, the numerator of which is the amount of excess Employee Pre-Tax Contributions determined under subparagraph (J) and the denominator of which is the Participant's Employee Pre-Tax

Account balance at the end of the Plan Year, reduced by any gains and increased by any losses allocated to the Account during the Plan Year.

                   (L) In the case of a Highly Compensated Employee whose Actual Deferral Percentage is determined under the family aggregation rules, the Actual Deferral Percentage is reduced as set forth in this subsection
(b)(1), and the excess Pre-Tax Contributions for the family group are allocated among all members of the family group in proportion to their Pre-Tax Contributions taken into account in determining the Actual Deferral Percentage.

               (2) (A) The amount to be distributed as determined under paragraph (1) to each affected Highly Compensated Employee (or HC Family Member) shall be distributed to him no later than the end of the next following Plan Year. The Plan may make the distribution within two and one-half months after the end of the Plan Year for which the excess Contributions are made so as to avoid the 10% tax imposed on the Employer by Code Section 4979. Such distribution may be made notwithstanding any other provision of law or this Plan.

                   (B) In connection with a distribution of excess Employee Pre-Tax Contributions (if any) for Highly Compensated Employees (or HC Family Members) under subparagraph (A), Employer Matching Contributions made with respect to distributed Employee Pre-Tax Contributions (if any) shall be withdrawn (with earnings thereon) from such Participant's

Employer Matching Account, and forfeited and applied against the Employer's Matching Contribution obligation under Section 3.2.

      3.7 PAYMENT OF CONTRIBUTIONS TO TRUSTEE

      Unless an earlier time for contribution is specified elsewhere in this Plan, in all events the Employer shall pay to the Trustee its Contributions for each Plan Year within the time prescribed by law, including extensions of time for the filing of its federal income tax return for the Employer's taxable year during which such Plan Year ended. Employee Pre-Tax and Post-Tax Contributions shall be transferred to the Trustee as soon as reasonably possible, but in no event more than 90 days after the pay date on which they would otherwise have been paid to the Employee, or such earlier date as may be required under regulations issued by the Department of Labor.

      3.8 PARTICIPANT INVESTMENT DIRECTION

          (a) Participants may direct the investment of their Individual Accounts among the Investment Options in accordance with this Section, and subject to such rules and procedures as may be adopted by the Committee and/or prescribed by any entity which provides or manages any funding vehicle underlying an Investment Option. Participant investment direction hereunder is intended to satisfy the requirements of ERISA Section 404(c) and the regulations issued thereunder, and shall be interpreted accordingly.

          (b) Each Participant's salary reduction or voluntary contribution agreement completed for purposes of

Section 3.1 shall also specify which Investment Option the Participant wishes his Individual Account to be invested in. Investment Option specifications shall be in increments as determined by the Committee. Upon 15 days advance written notice to the Committee (or upon such shorter notice as may be acceptable to the Committee), a Participant may change his Investment Option specification for contributions to be made in the future, for amounts already in his Account, or both, effective as of the Valuation Date coincident with or next following expiration of the notice period. In the absence of any valid Investment Option specification, a Participant's Account shall be invested as determined by the Committee.

      3.9 MATCHING CONTRIBUTION PERCENTAGE TEST

          (a) (1) The Employee Post-Tax Contributions under Section 3.1(d) and the Employer Matching Contributions under Section 3.2 made with respect to Highly Compensated Employees shall be reduced as provided in subsection
(b) to the extent necessary to meet the requirements of paragraph (2).

              (2) Subject to Section 3.10, the Matching Contribution Percentage for the group of Highly Compensated Employees shall not exceed the greater of:

                  (A) 1.25 times the Matching Contribution Percentage of all other Eligible Employees; or

                  (B) the lesser of (i) 2% plus the Matching Contribution Percentage of all other Eligible Employees, or (ii) 2.0 times the Matching Contribution Percentage of all other Eligible Employees.

          (b) (1) If the Employee Post-Tax Contributions and Employer Matching Contributions for a Plan Year exceed the limits of subsection (a), then the amount of Employee Post-Tax Contributions and Employer Matching Contributions allocated to a Highly Compensated Employee's Employee Post-Tax Account and Employer Matching Account shall be reduced to the extent necessary to satisfy subsection (a) and distributed to the affected Employee (or forfeited under paragraph (2)) in accordance with rules similar to those used to determine the amount of Employee Pre-Tax Contributions to be distributed under Section 3.6(b). Such distribution may be made notwithstanding any other provision of law or this Plan. All Employee Post-Tax Contributions of each Highly Compensated Employee who is subject to reduction shall be distributed towards satisfying subsection (a) before any Employer Matching Contributions of such Employee are distributed (or forfeited).

              (2) With respect to any Highly Compensated Employee whose Employer Matching Contributions are reduced under paragraph (1), the portion of such reduced Contributions to be distributed to him shall equal the total reduced Contributions multiplied by his vesting percentage under Section 5.3 as of the end of the Plan Year for which the reduction is made. The remaining non-vested percentage of such reduced Contributions shall be permanently forfeited and applied in accordance with

Section 5.3(b)(2)(B) as of the end of the Plan Year for which the reduction is made.

      3.10 MULTIPLE USE RESTRICTIONS

      The application of the Actual Deferral Percentage Test in Section 3.6 and the Matching Contribution Percentage Test in Section 3.9 shall be coordinated in accordance with Treasury Regulations at Section 1.401(m)-2 so as to prohibit the multiple use of the alternative limitations set forth in Sections 3.6(a)(2) and 3.9(a)(2)(B). Corrections required by the multiple use restriction shall be effected by a reduction for any Highly Compensated Employee participating in this Plan of the otherwise permissible Employee Pre-Tax Contributions under Section 3.1(a), Employee Post-Tax Contributions under Section 3.1(d) or Employer Matching Contributions under Section 3.2, as shall be designated by the Corporation.

                                   ARTICLE IV

                        ALLOCATIONS TO INDIVIDUAL ACCOUNTS

      4.1 INDIVIDUAL ACCOUNTS

          (a) The Committee shall establish and maintain an Individual Account in the name of each Participant, comprised of an Employee Pre-Tax Account, an Employee Post-Tax Account, an Employer Matching Account, an Employer Discretionary Account and a Rollover Account, to which the Committee shall credit all amounts allocated to each such Participant under this
Article IV.

          (b) The maintenance of separate accounts shall not require a segregation of the Trust assets and no Participant shall acquire any right to or interest in any specific asset of the Trust as a result of the allocations provided for in this Section. All allocations shall be made as of the applicable Valuation Date.

      4.2 ALLOCATION OF EMPLOYEE PRE-TAX AND POST-TAX CONTRIBUTIONS

          (a) A Participant's Employee Pre-Tax Contributions under Section 3.1(a) shall be allocated to his Employee Pre-Tax Account and invested in accordance with his then outstanding Investment Option election.

          (b) A Participant's Employee Post-Tax Contributions under Section 3.1(d) shall be allocated to his Employee Post-Tax Account and invested in accordance with his then outstanding Investment Option election.

      4.3 ALLOCATION OF EMPLOYER MATCHING CONTRIBUTIONS

      A Participant's share of the Employer Matching Contributions under
Section 3.2 shall be allocated to his Employer Matching Account and invested in accordance with his then outstanding Investment Option election.

      4.4 ALLOCATION OF EMPLOYER DISCRETIONARY CONTRIBUTIONS

      As of the last day of the Plan Year, each Participant who completed a Year of Service during the Plan Year and who is an Employee on the last day of the Plan Year (an "eligible Participant"), shall receive an allocation of any Employer Discretionary Contribution under Section 3.3 for that Plan Year. Each eligible Participant's allocable share shall equal the product of multiplying the Discretionary Contribution by a fraction, the numerator of which is the eligible Participant's total Allocation Compensation received while a Participant during the Plan Year and the denominator of which is the total Allocation Compensation of all such eligible Participants received while Participants during the Plan Year.

      4.5 ALLOCATION OF ADJUSTMENT

      (a) Subject to subsection (b), as of each Valuation Date, the Committee shall determine the Adjustment for the period elapsed since the last preceding Valuation Date of each Investment Option of the Fund. The Adjustment for each Investment Option shall be allocated as of the Valuation Date to all Individual Accounts invested in that Investment Option, in the proportion that each Individual Account's "Credit Balance" with respect to that Investment Option on the Valuation Date bears to the "Credit Balance" of all Individual Accounts with respect to that Investment Option on the Valuation Date. The Credit Balance of each Individual Account invested in an Investment Option shall be calculated by determining the Current Balance of the Account invested in that Investment Option as of the immediately preceding Valuation Date, from which shall be subtracted any distributions or loans from the Account with respect to that Investment Option since the Valuation Date, and to which shall be added (1) one-half (1/2) of all Employee Pre-Tax, Employee Post-Tax and Employer Matching Contributions to such Account with respect to that Investment Option made under Sections 3.1 and 3.2 since that Valuation Date (even if subject to later distribution or withdrawal under Sections 3.1(c)(2), 3.6(b)(2) or 3.9) and (2) one-half (1/2) of all loan repayments to such Account with respect to that Investment Option which are credited as of the current Valuation Date under Section 6.1(f). An Individual Account's share of the Adjustment with respect to any Investment Option shall be allocated pro rata among the Employee Pre-Tax Account, Employee Post-Tax Account, Employer Matching Account, Employer Discretionary Account and Rollover Account which comprise the Individual Account.

      (b) Earnings and losses attributable to Rollover Contributions received since the preceding Valuation Date shall be determined and allocated by the Committee on a pro rata basis reflecting the period of time such Contributions were held by the Trust Fund.

      4.6 [RESERVED]

      4.7 EQUITABLE ALLOCATIONS

      The Committee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to the Participants' Individual Accounts provided for in this Article IV. Should the Committee determine that the strict application of its accounting procedures will not result in an equitable and non-discriminatory allocation among the Individual Accounts of Participants, it may modify its procedures for the purpose of achieving an equitable and non-discriminatory allocation in accordance with the general concepts of the Plan and the provisions of this Article.

      4.8 MAXIMUM ADDITIONS

          (a) Notwithstanding anything herein to the contrary, the sum of the Employee Pre-Tax Contributions, Employee Post-Tax Contributions, Employer Matching Contributions and Employer Discretionary Contributions allocated to a Participant's Individual Account for any Limitation Year (the "Annual Additions"), when combined with any annual additions credited to the Participant for the same period under another qualified defined contribution plan maintained by the Employer or an Affiliate, shall not exceed the lesser of the following:

              (1) $30,000 or such larger amount as may be determined under Code Section 415(c)(1)(A); or

              (2) 25% of the Participant's total Section 415 Compensation received from the Employer for such Limitation Year.

          "Limitation Year" shall mean the Plan Year.

          (b) In the event a Participant is covered by more than one defined contribution plan maintained by the Employer (or an Affiliate), the maximum Annual Additions to this Plan shall be decreased as determined necessary by the Committee to insure that the limitations of Code Section 415(c) are not exceeded.

      In the event that as of any Valuation Date, corrective adjustments in the Annual Additions to any individual Accounts are required by this Section 4.8(b) due to estimated compensation, the allocation of forfeitures, or the making of Employee Pre-Tax or Post-Tax Contributions, or as otherwise permitted by the Internal Revenue Service under T.Reg. Section 1.415-6(b)(6), the adjustment shall first be made by reducing the Employee Post-Tax Contributions, next the Employee Pre-Tax Contributions, next the Employer Matching Contributions and finally the Employer Discretionary Contributions.

      Any amounts withheld or taken from a Participant's Individual Account pursuant to the above shall be segregated in the Fund in a separate account and applied toward the Contribution of the Employer for the next Limitation Year, except that Employee Pre-Tax and Post-Tax Contributions shall be distributed to the Participant who made them.

      4.9  MULTIPLE PLAN PARTICIPATION

          (a) If a Participant is a participant in a defined benefit plan maintained by the Employer, the sum of his defined benefit plan fraction (determined in subsection (c)) and his defined contribution plan fraction (determined in subsection (b)) for any Limitation Year shall not exceed 1.0.

          (b) The term "defined contribution plan fraction" shall mean a fraction, the numerator of which is the sum of all of the Annual Additions to the Participant's Individual Account under this Plan as of the close of the Limitation Year and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year of employment with the Employer:

              (1) the product of 1.25 multiplied by the dollar limitation in effect under Section 4.8(a)(1) for such Year; or

              (2) the product of 1.4 multiplied by an amount determined under Section 4.8(a)(2) for such Year.

          (c) The term "defined benefit plan fraction" shall mean a fraction the numerator of which is the Participant's projected annual benefit determined as of the close of the Limitation Year and the denominator of which is the lesser of:

              (1) the product of 1.25 multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for such Limitation Year; or

              (2) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(b)(1)(B) with respect to each individual under the Plan for such Limitation Year.

      For purposes of this limitation, all defined benefit plans maintained by an Employer (or any Affiliate), whether or not terminated, are to be treated as one defined benefit plan and all defined contribution plans maintained by an Employer (or any Affiliate), whether or not terminated, are to be treated as one defined contribution plan. Any benefit reduction required to comply with this Section 4.9 shall be effected in the defined benefit plan in such a manner so as to maximize the aggregate benefits payable to such Participant.

          (d) The above limitations in Section 4.8 and this Section are intended to comply with the provisions of Code Section 415 so that the maximum benefits able to be provided by plans of the Employer shall be exactly equal to the maximum amounts allowed under Code Section 415. If there is any discrepancy between the provisions of Section 4.8 or this Section 4.9 and the provisions of Code Section 415, such discrepancy shall be resolved in such a way as to give full effect to the provisions of Code Section 415, which provisions are hereby incorporated by reference.

                                 ARTICLE V

                               DISTRIBUTIONS

          5.1 RETIREMENT

               Upon the retirement of a Participant after reaching his Normal Retirement Age, the Current Balance of his Individual Account shall become payable as of the Valuation Date coincident with or next following his retirement. The Committee shall thereupon direct the Trustee to distribute to such Participant such amount in accordance with Section 5.4. If the amount to be distributed exceeds $3,500, then no distribution shall be made before the Participant attains age 65 unless he consents in writing to the distribution in accordance with the notice and election requirements of
Section 5.3(c).

          5.2 DEATH BEFORE RETIREMENT OR TERMINATION OF EMPLOYMENT

               Upon the death of a Participant before retirement or termination of employment, the Current Balance of his Individual Account shall be payable to his Beneficiary as soon practicable after the Valuation Date coincident with or next following his death. Distribution to such Participant's Beneficiary shall be made in accordance with a method of payment available under Section 5.4 and elected by the Beneficiary. If the Beneficiary is the Participant's spouse and the Participant's Individual Account has a Current Balance greater than $3,500, then no distribution shall be made before the Participant would have attained age 65 unless the spouse consents in writing to the distribution in accordance with the notice and election requirements of
Section 5.3(c).

          5.3 TERMINATION OF EMPLOYMENT

              (a) Upon termination of employment for any reason other than retirement under Section 5.1 or death, a Participant shall be entitled to the vested Current Balance of his Individual Account, payable at the time set forth in subsection (c).

               (b) (1) A Participant shall at all times be 100% vested in the Current Balance of his Employee Pre-Tax Account, Employee Post-Tax Account and Rollover Account.

                    (2) (A) (i) Subject to Section 9.2, a Participant who terminates employment before January 1, 1995, shall be vested in the Current Balance of his Employer Matching Account and Employer Discretionary Account in accordance with the following schedule:

        Years of Service            Vested Percentage
        ----------------            -----------------
          less than 3                        0%
               3                            20%
               4                            40%
               5                            60%
               6                            80%
               7                           100%

                           (ii) Subject to Section 9.2, a Participant who
terminates employment on or after January 1, 1995, shall be vested in the Current Balance of his Employer Matching Account and Employer Discretionary Account in accordance with the following schedule:

       Years of Service            Vested Percentage
       ----------------            -----------------

         less than 1                          0%
              1                              20%
              2                              40%
              3                              60%
              4                              80%
              5                             100%

                         (iii) A Participant shall become 100% vested upon
reaching age 65 or becoming Disabled while an employee of an Employer or an Affiliate.

                    (B) If a Participant terminates employment before becoming 100% vested, the unvested portion of his Employer Matching Account and Employer Discretionary Account shall be conditionally forfeited, subject to restoration under paragraph (3), upon distribution to him of his vested Account balances or the first anniversary of his termination of employment, whichever comes first. A terminated Participant with a 0% vested interest in his Employer Matching and Discretionary Accounts shall be deemed to receive a distribution of his vested

Account balances upon distribution to him of all his otherwise vested interests in his Individual Account. Forfeited amounts shall be applied first to restore any forfeitures under paragraph (3) for the Plan Year in which the conditional forfeitures under this paragraph (2) arise. Any conditionally forfeited amounts which remain shall be used to reduce the Employer Matching Contribution under Section 3.2 for that Plan Year.

                           (3) If a Participant who suffered a conditional
forfeiture under paragraph (2) is reemployed by the Employer (or an Affiliate) before incurring five consecutive One Year Breaks in Service, then any amounts which were conditionally forfeited under paragraph (2) shall be restored to his Employer Matching and Employer Discretionary Accounts as of the Valuation Date coincident with or next following (A) the date he is reemployed, if he is not required to repay his previous distribution, or (B) the date on which he repays the full amount previously distributed to him from both such Accounts, if he is required to repay his previous distribution. A Participant is required to repay the previous distribution if it was made not later than the end of the second Plan Year following the Plan Year in which he terminated employment. Any required repayment must be made before the earlier of (A) when the Participant incurs five consecutive One Year Breaks in Service of (B) five years after the date on which he is reemployed. Restoration shall be funded out of forfeitures arising under paragraph (2), and if such forfeitures are insufficient for that purpose, out of the Employer's Discretionary Contribution under Section 3.3. Unless and until a reemployed Participant (who is required to make repayment) timely repays the full amount previously distributed to him from his Employer Matching and Employer Discretionary Accounts, there shall be no restoration of his conditional forfeiture.

                    (4) If a Participant who suffered a conditional forfeiture under paragraph (2)(B) incurs five consecutive One Year Breaks in Service, any amounts conditionally forfeited shall become permanently forfeited. If the Participant had no vested interest at his prior termination of employment, or if he did not repay his prior distribution in accordance with paragraph (3) (if required), his Years of Service earned before the Breaks in Service shall be permanently disregarded.

                (c) As of the Valuation Date coincident with or next following a Participant's termination of employment and submission of a properly completed application, the Trustee shall distribute to such Participant the vested Current Balance of his Individual Account determined as of such Valuation Date. If the amount to be distributed exceeds $3,500, then no distribution shall be made before the Participant attains age 65 unless he consents in writing to the distribution. A Participant shall be provided with notice of his right to withhold consent and such other information as is required by T.Reg. Section 1.411(a)-11(c) at least 30 but not more than 90 days before distribution is made. Distribution may be made less than 30 days after such notice is given if the Participant is clearly informed that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution and the particular method of distribution, and if after receiving the notice the Participant affirmatively elects a distribution.

               (d) In the event a Participant who terminated his employment with an Employer is reemployed as an Employee prior to receiving a distribution of his Individual Account, he shall not be entitled to a distribution as provided in this Section 5.3 due to such termination, but shall be entitled to a distribution as determined herein upon a subsequent termination of employment.

          5.4 METHOD OF PAYMENT

              Except as provided in Section 5.6(b), each Participant or Beneficiary shall have his Individual Account paid in a lump sum. In order to receive a distribution, a Participant or Beneficiary must make written application therefor on forms provided by the Committee. The Committee may require that there be furnished to it in connection with such application all information pertinent to any question of eligibility and the amount of any benefit.

          5.5 BENEFITS TO MINORS AND INCOMPETENTS

              (a) In case any person entitled to receive payment under the Plan shall be a minor, the Committee, in its discretion, may distribute such payment in any one or more of the following ways:

                    (1) By payment thereof directly to such minor;

                    (2) By application thereof for the benefit of such minor;

                    (3) By payment thereof to either parent of such minor or to any person who shall be legally qualified and shall be acting as guardian of the person or the property of such minor, provided the parent or adult person to whom any amount shall be paid shall have advised the Committee in writing that he will hold or use such amount for the benefit of such minor.

               (b) In the event a person entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified legal representative of such person), such payment in the discretion of the Committee may be made to the spouse, son, daughter, parent, brother or sister of the recipient, or to any other person who is responsible for the welfare of such recipient.

               (c) Any payments made under subsections (a) or (b) shall, to the extent of the payments, fully discharge the obligations of the Committee and the Plan to any other person making a claim hereunder with respect to such payments.

          5.6 PAYMENT OF BENEFITS

              (a) Subject to subsection (b), in the event a Participant's Individual Account shall be due and payable under this Article V and the Participant has not elected otherwise in accordance with the Plan, any payment of benefits to the Participant shall begin not later than 60 days after the close of the Plan Year in which occurs the latest of:

                    (1) the Participant's having attained age 65; and

                    (2) termination of employment of the Participant with the Employer or an Affiliate (except an Affiliate which is such solely by reason of Code Section 414(m)).

               (b) (1) Notwithstanding subsection (a) above, distribution of a Participant's Individual Account shall be made no later than April 1 of the calendar year following the calendar year during which such Participant attains age 70 1/2, regardless of whether or not he has terminated employment with the Employer. If and so long as the Participant is still an Employee, then at the Participant's election the amount to be distributed by such April 1 and by each following December 31 shall equal the minimum installment payment amount required to comply with Code Section 401(a)(9), determined using the Participant's (and Beneficiary's) life expectancy when payments begin, without subsequent recalculation of life expectancy.

                    (2) Distributions under this subsection (b) shall be made in accordance with regulations issued by the Secretary of the Treasury under Code Section 401(a)(9), including Section 1.401(a)(9)-2, which regulations shall override any distribution options in this Plan inconsistent with Section 401(a)(9).

          5.7 DIRECT ROLLOVERS

              (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

              (b) For purposes of this Section, the following terms have the following meanings:

                   ELIGIBLE ROLLOVER DISTRIBUTION - An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution to the extent such distribution is required under Code Section 401(a)(9), and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

      ELIGIBLE RETIREMENT PLAN - An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                   DISTRIBUTEE - A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                   DIRECT ROLLOVER - A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                  ARTICLE VI

                             LOANS AND WITHDRAWALS

          6.1  LOANS TO PARTICIPANTS

               Upon the request of a Participant, the Committee in its discretion and upon consideration of the creditworthiness of the Participant, may make loans from the Fund to Participants who are "parties in interest" as defined in ERISA Section 3(14). The following rules shall apply:

               (a) A Participant may only have one loan outstanding at any time. Any loan made to a Participant must be repaid in full before another loan will be made to such Participant. The minimum new loan amount shall be $1,000. If a Participant's Individual Account balance is insufficient to support a $1,000 loan because of the maximum loan restrictions set forth below, no loan shall be made. The maximum amount of any loan, when added to the outstanding balance of any existing loan from this Plan or any other plan maintained by an Employer or an Affiliate, shall be the lesser of (1) and (2):

                    (1) $50,000 reduced by the excess of the highest outstanding balance of loans from the Plan during the one year period ending on the day before the date the loan is made over the outstanding balance of loans from the Plan on the date the loan is made.

                    (2) One-half of the Participant's vested Current Balance in his Individual Account on the date the loan is made.

               (b) All loans shall be repayable over a period of not more than five years, but, as determined by the Committee this limitation shall instead be 10 years for any loan used by the Participant to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant.

               (c) Each loan shall be secured by the Participant's entire Individual Account balance and such additional collateral as the Committee in its discretion may require; bear a reasonable rate of interest as determined by the Committee based on the prevailing rates for similar loans; be repaid by payroll deduction each pay period in accordance with a reasonable repayment schedule requiring substantially level payments of principal and interest, and shall be evidenced by a written promissory note setting forth the terms of the loan. To the extent a Participant's pay from the Employer is insufficient to make the payments due under a loan, but such Participant is not covered by the provisions of subsection (e), such Participant shall make his loan payments out of his own personal funds. If a Participant fails to make an installment payment when due under the repayment schedule, the Committee in its sole discretion may allow a grace period in which to make the payment before the loan will be considered in default. The grace period with respect to any overdue payment shall not continue beyond the last day of the calendar quarter following the calendar quarter in which the payment was due under the repayment schedule.

               (d) In the event of the death or termination of employment of a Participant, the unpaid balance of any outstanding loan to such Participant, together with accrued interest, shall be deducted from the amount otherwise due him or his Beneficiary, notwithstanding the provisions of Section 12.5. Alternatively, a Participant may at his option repay the entire outstanding balance of his loan upon termination of employment in lieu of having it deducted from the amount otherwise due him.

               (e) The Committee shall apply the provisions of this Section in a uniform and nondiscriminatory manner which is not inconsistent with Department of Labor regulations at 29 C.F.R. Section 2550.408b-1.

               (f) Each loan shall be considered a separate Investment Option of the Individual Account of the Participant. Notwithstanding Section 4.1(b), when a loan is made, the amount of the loan shall be withdrawn from the Participant's Individual Account and transferred to a segregated loan account maintained in his name. The loan amount shall be withdrawn from the sub-Accounts and the Investment Options within the Participant's Individual Account in the order determined by the Committee. As of each Valuation Date, payments of principal and interest against a loan since the preceding Valuation Date shall be credited to the Participant's Individual Account and allocated pro rata to the sub-Accounts from which the loan was withdrawn and invested in accordance with the Participant's then current Investment Option election.

               (g) There may be an administrative fee imposed on each new loan in an amount determined by the Committee. The fee shall be charged to the Participant's Individual Account, or to the Participant directly, as directed by the Committee.

               (h) In the event a Participant defaults on a loan from this Plan, the Plan shall foreclose on so much of the Participant's Individual Account as is given as collateral for the loan as follows: First, the Plan shall foreclose on the Participant's Employee Post-Tax Account; then his Employer Matching Account; then his Employer Discretionary Account; then his Rollover Account; then when otherwise available for distribution under the terms of this Plan, his Employee Pre-Tax Account.

          6.2 HARDSHIP WITHDRAWALS

              (a) Upon request of the Participant but no more often than once each Plan Year, and with the approval of the Committee, a Participant who is still employed by the Employer and who has attained age 59 1/2 or who satisfies subsection (b) shall be allowed to withdraw all or part of the vested Current Balance of his Individual Account which is available under subsection (d). The minimum withdrawal amount shall be $500. If a Participant's financial need under subsection (c) is less than $500 he may not make a withdrawal. Withdrawn amounts may not be repaid to the Fund. Withdrawals shall be charged first against the Participant's Employee Post-Tax Account, then his Employee Pre-Tax Account, then his Employer Matching Account, then his Employer Discretionary Account, then his Rollover Account.

              (b) A Participant who has not attained age 59 1/2 may only make a withdrawal under this Section 6.2 if the withdrawal is necessary in light of immediate and heavy financial needs of the Participant as set forth in subsection (c)(1). Such withdrawal shall not exceed the amount required to meet the immediate financial need created by the hardship, and the amount to be withdrawn must not be reasonably available from other resources of the Participant. The determination of the existence of financial hardship and the amount needed to be withdrawn to meet the need created by the hardship shall be made by the Committee in a uniform and non-discriminatory manner, in accordance with the standards and restrictions set forth in subsection (c) below.

               (c) (1) Immediate and heavy financial need. A withdrawal will be considered to be made on account of an immediate and heavy financial need of the Participant for purposes of subsection (b) only if it is on account of:

                         (A) Medical expenses described in Code Section
213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152);

                   (B) Purchase (excluding mortgage payments) of a principal residence for the Participant;

                   (C) Payment of tuition, related educational fees, room or board for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents;

                   (D) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                   (E) For any other reason which the Commissioner of Internal Revenue deems to constitute such an immediate and heavy financial need in accordance with Treasury Regulations at Section
1.401(k)-1(d)(2)(iii)(B).

              (2) Amount necessary to satisfy the need. A withdrawal will be considered to be in an amount necessary to satisfy a Participant's need under paragraph (1) for purposes of subsection (b) only if:

                   (A) It does not exceed the amount of the need under paragraph (1), taking into account taxes that must be paid on the withdrawal;

                   (B) The Participant has obtained all non-hardship distributions and non-taxable loans he is eligible for and is able to provide collateral for under any plan the Employer may sponsor (including this Plan);

                   (C) The Participant may not make any Employee Pre-Tax or Post-Tax Contributions under Section 3.1 for a period of 12 months after the date he receives his hardship withdrawal, nor may he make any other elective contributions to any Employer plan as described in Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4) (but shall still be otherwise considered an Eligible Employee during such suspension); and

                   (D) The Participant's maximum annual Employee Pre-Tax Contributions under Section 3.1(c) for the calendar year following the calendar year in which he receives his withdrawal are reduced by the amount of Employee Pre-Tax Contributions he made in the calendar year in which he receives his withdrawal.

              Notwithstanding subparagraphs (A) thru (D), a Participant's withdrawal may be considered to be in an amount necessary to satisfy a need under paragraph (1) if it satisfies a method prescribed by the Commissioner of Internal Revenue under Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B).

          (d) A Participant's hardship withdrawal under this Section 6.2 shall be limited to the aggregate of all his Employee Pre-Tax Contributions made prior to the withdrawal, excluding earnings thereon and reduced by the amount of any prior withdrawal of such Contributions, plus the vested Current Balance of his Employee Post-Tax Account and Employer Matching Account, reduced by the outstanding balance of any loans under Section 6.1 at the time of application for the hardship withdrawal. Upon attaining age 59 1/2, a Participant's Employer Discretionary

Account and his Rollover Account shall also be available for withdrawal.

                                  ARTICLE VII

                                    FUNDING

      7.1 CONTRIBUTIONS

          Contributions by the Employer and Participants as provided for in
Article III shall be paid over to the Trustee. All contributions by the Employer shall be irrevocable, except as otherwise provided in this Plan and may be used only for the exclusive benefit of the Participants and their Beneficiaries.

      7.2 TRUSTEE

          The Corporation will maintain an agreement with the Trustee whereunder the Trustee will receive, invest and administer as a trust fund Contributions made under this Plan in accordance with the Trust Agreement.

          Such Trust Agreement is incorporated by reference as a part of the Plan, and the rights of all persons entitled to benefits hereunder are subject to the terms of the Trust Agreement. The Trust Agreement specifically provides, among other things, for the investment and reinvestment of the Fund and the income thereof, the management of the Fund, the responsibilities and obligations of the Trustee, removal of the Trustee and appointment of a successor, accounting by the Trustee and the disbursement of the Fund.

          Subject to a Participant's Investment Option election, the Trustee shall, in accordance with the terms of such

Trust Agreement, accept and receive all sums of money paid to it from time to time by the Employer, and shall hold and invest such moneys and the earnings thereof as a trust fund for the exclusive benefit of the Participants and their Beneficiaries and for the payment of reasonable expenses of administering the Plan.

                                 ARTICLE VIII

                                 FIDUCIARIES

      8.1 GENERAL

          Each Fiduciary who is allocated specific duties or responsibilities under the Plan or any Fiduciary who assumes such a position with the Plan shall discharge his duties solely in the interest of the Participants and Beneficiaries and for the exclusive purpose of providing such benefits as stipulated herein to such Participants and Beneficiaries, or of defraying reasonable expenses of administering the Plan. Each Fiduciary in carrying out such duties and responsibilities shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in exercising such authority or duties.

          A Fiduciary may serve in more than one Fiduciary capacity and may employ one or more persons to render advice with regard to his Fiduciary responsibilities. If the Fiduciary is serving as such without compensation, all expenses reasonably incurred by such Fiduciary shall be reimbursed by the Employer or, at the Corporation's direction, from the assets of the Trust.

          A Fiduciary may allocate any of his responsibilities for the operation and administration of the Plan. In limitation of this right, a Fiduciary may not allocate any responsibilities as contained herein relating to the management or control of the Fund, except (1) through the employment of an investment manager as provided in Section 8.3 and in the Trust Agreement relating to the Fund, or (2) to the extent Participants elect their own Investment Options.

      8.2 CORPORATION

          The Corporation established and maintains the Plan for the benefit of its Employees and those of participating Employers and of necessity retains control of the operation and administration of the Plan. The Corporation is the Plan administrator within the meaning of ERISA Section 3(16)(A). The Corporation in accordance with specific provisions of the Plan has, as herein indicated, delegated certain of these rights and obligations to the Employer, the Trustee and the Committee and these parties shall be solely responsible for these, and only these, delegated rights and obligations.

          The Employer shall indemnify each member of the Committee and any of its employees to whom any fiduciary responsibility with respect to the Plan is allocated or delegated, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of their fiduciary duties, responsibilities and obligations under the Plan and under ERISA, except for liabilities and claims arising from such fiduciary's willful misconduct or gross negligence. For such purpose, the Employer may obtain, pay for and keep current a policy or policies of insurance. Where such policy or policies of insurance are purchased, there shall be no right to indemnification under this Section 8.2, except to the extent of any deductible amount under the policy or policies or with regard to covered claims in excess of the insured amount. No Plan assets may be used for any indemnification.

          The Employer shall supply such full and timely information for all matters relating to the Plan as (a) the Committee, (b) the Trustee, and (c) the accountant engaged on behalf of the Plan by the Corporation may require for the effective discharge of their respective duties.

      8.3 TRUSTEE

          The Trustee, in accordance with the Trust Agreement, shall have authority to manage the Fund, except that the Committee may in its discretion employ at any time and from time to time an investment manager (as defined in Section 3(38) of ERISA) to direct the Trustee with respect to all or a designated portion of the assets comprising the Fund, and except that the Trustee shall give effect to Participant Investment Option elections to the extent permitted by ERISA Section 404.

      8.4 COMMITTEE

          The Corporation shall appoint a Committee of not less than three persons to hold office during the pleasure of the Corporation. In the absence of an appointed Committee, the Corporation shall serve as the Committee. No compensation shall be paid members of the Committee from the Fund for service on such Committee.

          The Committee shall choose from among its members a chairman and a secretary. Any action of the Committee shall be determined by the vote of a majority of its members. Either the chairman or the secretary may execute any certificate or other written direction on behalf of the Committee.

          The Committee shall hold meetings upon such notice, at such place or places and at such time or times as the Committee may from time to time determine. Meetings may be called by the chairman or any two members. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. The Committee may also act by written consent in lieu of a meeting.

          A Committee member may resign at any time by giving notice of his resignation to the Corporation at least thirty days in advance, unless the Corporation shall accept shorter notice. The Corporation shall appoint replacement Committee members. Any Committee member who was employed by the Employer when appointed to the Committee shall automatically be deemed to have resigned from the Committee effective as of the date he ceases to be employed by the Employer, unless the Corporation shall affirmatively act to keep said member on the Committee.

          Nothing herein shall prevent a Committee member from being a Participant, or from acting on Plan matters which affect himself by virtue of affecting all Participants generally. However, a Committee member shall not act on any matter which affects himself specially. If application of the preceding sentence results in there not being a quorum to act on any matter, the Corporation shall appoint the necessary number of temporary Committee members to take the action.

          In accordance with the provisions hereof, the Committee has been delegated certain administrative functions relating to the Plan with all powers necessary to enable it properly to carry out such duties.

          The Committee shall have discretionary authority to interpret and construe the Plan, and to determine, consistent with the terms of the Plan, all questions of interpretation, construction and fact that may arise thereunder relating to the eligibility of individuals to participate in the Plan, the amount of benefits to which any Participant or Beneficiary may become entitled hereunder, and any situation not specifically covered by the provisions of the Plan. The determination of the Committee shall be final and binding on all interested parties. All disbursements by the Trustee, except for the ordinary expenses of administration of the Fund or the reimbursement of reasonable expenses at the direction of the Corporation as provided herein, shall be made upon, and in accordance with, the written directions of the Committee. When the Committee is required in the performance of its duties hereunder to administer or construe, or to reach a determination under any of the provisions of the Plan, it shall do so on a uniform, equitable and nondiscriminatory basis.

      8.5 CLAIMS FOR BENEFITS

          All claims for benefits under the Plan shall be submitted to the Committee which shall have the responsibility for determining the eligibility of any Participant or Beneficiary for benefits. All claims for benefits shall be made in writing and shall set forth the facts which such Participant or Beneficiary believes to be sufficient to entitle him to the benefit claimed. The Committee may adopt forms for the submission of claims for benefits in which case all claims for benefits shall be filed on such forms.

          Upon receipt by the Committee of a claim for benefits, it shall determine all facts which are necessary to establish the right of an applicant to benefits under the provisions of the Plan and the amount thereof. The applicant shall be notified in writing by the Committee of its decision with respect to such applicant's claim within 90 days after the receipt of the written claim for benefits.

          If any claim for benefits is denied, the notice shall be written in a manner calculated to be understood by the applicant and shall include:

                   (a) The specific reason or reasons for the denial;

                   (b) Specific references to the pertinent Plan provisions on which the denial is based;

                   (c) A description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary; and

                   (d) An explanation of the Plan's claim review procedures.

If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant by the Committee before the end of the initial 90 day period. In no event shall such extension exceed 180 days after the receipt of the initial claim for benefits.

      8.6 DENIAL OF BENEFITS - REVIEW PROCEDURE

          In the event a claim for benefits is denied or if the applicant has had no response to such claim within 90 days of its submission (in which case the claim for benefits shall be deemed to have been denied), the applicant of his duly authorized representative, at the applicant's sole expense, may appeal the denial by filing a written request for review with the Committee within 60 days of the receipt of written notice of denial or 60 days from the date such claim is deemed to be denied. In pursuing such appeal the applicant or his duly authorized representative may review pertinent Plan documents, and may submit issues and comments in writing.

          The decision on review shall be made by the Committee within 60 days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original 60 day period. The decision on review shall be in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which such denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review. The decision of the Committee upon review will be final and binding on all parties.

      8.7 RECORDS

          All acts and determinations of the Committee shall be duly recorded by the secretary thereof and all such records, together with such other documents as may be necessary in exercising its duties under the Plan shall be preserved in the custody of such secretary. Such records and documents shall at all times be open for inspection and for the purpose of making copies by any person designated by the Corporation. The Committee shall provide such timely information, resulting from the application of its responsibilities under the Plan, as needed by the Trustee and the accountant engaged on behalf of the Plan by the Corporation, for the effective discharge of their respective duties.

      8.8 MISSING PERSONS

          The Committee shall make a reasonable effort to locate all persons entitled to benefits under the Plan. If such a person cannot be located, the amount to which such a person otherwise would be entitled shall be retained by the Trustee and treated in all respects as assets of the Trust, pending disposition of such amount in accordance with regulations promulgated by the Secretary of Labor or the Secretary of the Treasury. The Trustee may deposit any such amounts in an "escheat fund" maintained by such Trustee but not within the Trust.

      8.9 QUALIFIED DOMESTIC RELATIONS ORDERS

          (a) The provisions of Section 12.5 shall not prohibit the creation, recognition of or assignment to an alternate payee of the right to receive all or a portion of the benefits payable to a Participant, if such creation, recognition or assignment is made pursuant to a qualified domestic relations order within the meaning of ERISA Section 206(d).

          (b) Upon receipt of a domestic relations order, the Committee shall notify the Participant and any alternate payee(s) specified in such order of receipt thereof, and of the Plan's procedures for determining whether such order is qualified. Within a reasonable period of time after receipt of the domestic relations order, the Committee shall determine whether the order is qualified and shall notify the Participant and any alternate payee(s) specified in the order of the determination. Such notification shall be sent by first class mail, postage prepaid, to the addresses specified in the order, or if no addresses are there specified, to the last known addresses of the Participant and alternate payee(s).

          (c) The Committee shall determine whether any domestic relations order received is qualified and shall administer distributions thereunder. An alternate payee may designate a representative who shall be sent copies of any notices required to be sent to such alternate payee under this Section.

          (d) While the Committee, a court of competent jurisdiction, or any other duly involved forum, is determining whether a domestic relations order is qualified, the Trustee shall place in a segregated account any amounts that would have been payable to an alternate payee specified under such order if the order had been determined to be qualified. If the Committee determines that a domestic relations order is not qualified, or if no determination is made within eighteen months after receipt of such order, the amounts placed in the segregated account, plus earnings thereon, shall be paid to the Participant to the extent the Participant would have received such amounts but for the existence of the domestic relations order. Otherwise, they shall be returned to the Participant's Account. If within such eighteen month period the Committee determines that a domestic relations order is qualified, the amounts placed in the segregated account, plus earnings thereon, shall be paid to the alternate payee(s). Any determination that a domestic relations order is qualified which is made more than eighteen months after the Committee receives such order shall be given prospective effect only.

          (e) The Committee and all other Plan fiduciaries shall act in accordance with the fiduciary responsibility provisions of this Article VIII in determining whether a domestic relations order is qualified or in taking any other actions under this Section with respect to such order. The presumptions and powers afforded to any Committee or other fiduciary decision under this Article shall apply to all matters involving domestic relations orders.

                                    ARTICLE IX

                      AMENDMENT AND TERMINATION OF THE PLAN

      9.1 AMENDMENT OF THE PLAN

          The Corporation shall have the right at any time by action of the Board to amend the Plan in whole or in part, including retroactively to the extent necessary. The duties, powers and liability of the Trustee hereunder shall not be increased without its written consent. The amount of benefits which at the later of the adoption or effective date of such amendment shall have accrued for any Participant or Beneficiary hereunder shall not be adversely affected thereby. No such amendment shall have the effect of revesting in the Employer any part of the principal or income of the Fund. No amendment may eliminate or reduce any early retirement benefit or subsidy that continues after retirement or optional form of benefit. Unless expressly provided for in an amendment, it shall not affect the rights and obligations of any Participant who terminated employment prior to the effective date of the amendment.

      9.2 TERMINATION OF THE PLAN

          The Corporation expects to continue the Plan indefinitely, but continuance is not assumed as a contractual obligation and each Employer reserves the right at any time by action of its board of directors to terminate the Plan as applicable to itself. If an Employer terminates or partially terminates the Plan or permanently discontinues its Contributions at any time, each Participant affected thereby shall be then fully vested in his Individual Account.

          In the event of termination of the Plan by an Employer, the Committee shall value the Fund as of the date of termination. That portion of the Fund applicable to any Employer for which the Plan has not been terminated shall be unaffected. The Individual Accounts of the Participants and Beneficiaries affected by the termination, as determined by the Committee, shall continue to be administered as part of the Fund or distributed to such Participants or Beneficiaries under Section 5.4 as the Committee, in its discretion, shall determine. Any distributions upon plan termination of amounts attributable to Employee Pre-Tax Contributions shall only be made to the extent permissible by Code Section 401(k)(10).

                                     ARTICLE X

                  PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN

      10.1 METHOD OF PARTICIPATION

           Any organization which must be considered together with the Corporation under Code Sections 414(b), (c) or (m), may with the consent of the Board adopt the Plan. In order to adopt the Plan, appropriate action is required by the board of directors of the adopting organization and by the Board. Any organization which becomes a party to the Plan shall thereafter promptly deliver to the Trustee a certified copy of the resolutions or other documents evidencing its adoption of the Plan and also a written instrument showing the Board's approval of such organization's becoming a party to the Plan. The Plan shall be maintained as a single Plan for all participating Employers.

      10.2 WITHDRAWAL

           Any one or more of the Employers included in the Plan may withdraw from the Plan at any time by giving six months advance notice in writing to the Board and the Committee (unless a shorter notice shall be agreed to by the Board) of its or their intention to withdraw. Upon receipt of notice of any such withdrawal, the Committee shall certify to the Trustee the equitable share of such withdrawing Employer in the Fund (to be determined by the Committee).

          The Trustee shall thereupon set aside from the Fund then held by it such securities and other property as it shall, in its sole discretion, deem to be equal in value to such equitable share. If the Plan is to be terminated with respect to such Employer, the amount set aside shall be dealt with in accordance with the provisions of Section 9.2. If the Plan is not to be terminated with respect to such Employer, the Trustee shall pay such amount to such trustee as may be designated by such withdrawing Employer, and such securities and other property shall thereafter be held and invested as a separate trust of the Employer which has so withdrawn, and shall be used and applied according to the terms of a new agreement and declaration of trust between the Employer so withdrawing and the trustee so designated.

          Neither the segregation of the Fund assets upon the withdrawal of an Employer, nor the execution of any new agreement and declaration of trust under this Section 10.2, shall operate to permit any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries or to defray reasonable costs of administering the Plan and Trust.

                                    ARTICLE XI

                              TOP-HEAVY PROVISIONS

      11.1 DETERMINATION OF TOP-HEAVY: (a)(1) The Plan will be considered a Top-Heavy Plan for any Plan Year if as of the Determination Date (A) the sum of the Individual Accounts of Participants who are Key Employees determined as of the Valuation Date coincident with or preceding the Determination Date (this value shall not include any allocations to be made as of or after such Valuation Date except contributions actually made and allocated on or before the Determination Date) exceeds 60% of the sum of the Individual Accounts of all Participants determined as of such Valuation Date (this value shall not include any allocations to be made as of or after such Valuation Date except contributions actually made and allocated on or before the Determination
Date), excluding former Key Employees (the "60% Test") or (B) the Plan is part of a Required Aggregation Group which is Top-Heavy. Notwithstanding the results of the 60% Test, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a Required or Permissive Aggregation Group which is not Top-Heavy.

          (2) For purposes of the 60% Test,

              (A) all distributions made from Individual Accounts within the five year period ending on the Determination Date shall be taken into account;

              (B) if any Participant is a non-Key Employee with respect to the Plan for any Plan Year, but such Participant was a Key Employee with respect to the Plan for any prior Plan Year, the Individual Account of such Participant shall not be considered.

              (C) If a Participant has not performed any service for an Employer or any Affiliate at any time during the five year period ending on the Determination Date, the Account of such Participant shall not be considered.

          (b) MINIMUM ALLOCATIONS: Notwithstanding Section 4.4, for any Plan Year during which the Plan is a Top-Heavy Plan, the rate of Employer Discretionary Contributions for such Plan Year allocated to the Individual Accounts of Participants who are non-Key Employees and who remain employed by the Employer (or any Affiliate) at the end of the Plan Year (regardless of any such Participant's hours of service or level of compensation during the Plan Year) shall not be less than the lesser of:

              (1) three percent (3%) of such non-Key Employee Participant's
Section 415 Compensation; or

              (2) the highest aggregate percentage of Section 415
Compensation at which Employer Matching Contributions, Employer Discretionary Contributions and Employee Pre-Tax Contributions are made (or required to be made) and allocated under Article IV for any Key Employee for the Plan Year.

      If a Participant is covered by more than one defined contribution plan on account of his employment with the Employer and/or any Affiliate, the minimum allocation required by this Section shall be determined by aggregating the allocations under all such plans.

      11.2 TOP-HEAVY DEFINITIONS

           DETERMINATION DATE - With respect to any Plan Year, the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of that Plan Year.

           KEY EMPLOYEE - Any Employee or former Employee who at any time during the Plan Year containing the Determination Date, or the four preceding Plan Years, is or was (1) an officer of the Employer having annual Section 415 Compensation for such Plan Year which is in excess of 50 percent of the dollar limit in effect under Code Section 415(b)(1)(A) for the calendar year in which such Plan Year ends (but in no event shall the number of officers taken into account as Key Employees exceed the lesser of (i) 50 or (ii) the greater of 3 or 10% of all employees); (2) an owner of (or considered as owning within the meaning of Code Section 318) both more than a 1/2 percent interest as well as one of the ten largest interests in the Employer and having annual Section 415 Compensation greater than the dollar limit in effect under Code Section 415(c)(1)(A) for such Year; (3) a five percent owner of the Employer; or (4) a one percent owner of the Employer who has annual Section 415 Compensation of more than $150,000. For purposes of determining five percent and one percent owners, neither the aggregation rules nor the rules of subsections (b), (c) and (m) of the Code Section 414 apply. Beneficiaries of an Employee acquire the character of the Employee who performed services for the Employer. Also, inherited benefits will retain the character of the benefits of the Employee who performed services for the Employer. A non-Key Employee is any Employee who is not a Key Employee, or who is a former Key Employee.

           PERMISSIVE AGGREGATION GROUP - Each employee pension benefit plan maintained by the Employer (or any Affiliate) which is considered part of the Required Aggregation Group, plus one or more other employee pension benefit plans maintained by the Employer (or any Affiliate) that are not part of the Required Aggregation Group but that satisfy the requirements of Code Sections 401(a)(4) and 410 when considered together with the Required Aggregation Group.

           REQUIRED AGGREGATION GROUP - Each employee pension benefit plan maintained by the Employer (or any Affiliate), whether or not terminated, in which a Key Employee participates in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other employee pension benefit plan maintained by the Employer (or any Affiliate), whether or not terminated, in which no Key Employee participates but which during the same period enables any employee pension benefit plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410.

                                    ARTICLE XII

                                   MISCELLANEOUS

      12.1 GOVERNING LAW

           The Plan shall be construed, regulated and administered according to the laws of Virginia except in those areas preempted by the laws of the United States of America.

      12.2 CONSTRUCTION

           The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction the masculine shall include the feminine and the singular the plural, and vice versa.

      12.3 ADMINISTRATION EXPENSES

           The expenses of administering the Fund and the Plan may be paid by either by the Employer or from the Fund, as directed by the Corporation.

      12.4 PARTICIPANT'S RIGHTS; ACQUITTANCE

           No Participant in the Plan shall acquire any right to be retained in the Employer's employ by virtue of the Plan, nor, upon his dismissal, or upon his voluntary termination of employment, shall he have any right or interest in and to the Fund other than as specifically provided herein. The Employer shall not be be liable for the payment of any benefit provided for herein. All benefits hereunder shall be payable only from the Fund.

      12.5 SPENDTHRIFT CLAUSE

           Except as provided by a qualified domestic relations order within the meaning of ERISA Section 206(d)(3), none of the benefits, payments, proceeds, or distributions under this Plan shall be subject to the claim of any creditor, of a Participant or a Beneficiary hereunder or to any legal process by any creditor of a Participant or Beneficiary. Neither a Participant or Beneficiary shall have any right to alienate, commute, anticipate, or assign any of the benefits, payments, proceeds or distributions under this Plan.

      12.6 MERGER, CONSOLIDATION OR TRANSFER

           (a) In the event of the merger or consolidation of the Plan with another plan or transfer of assets or liabilities from the Plan to another plan, each then Participant or Beneficiary shall be entitled on the day following such merger, consolidation or transfer to at least the benefit he was entitled to on the day prior to the merger, consolidation or transfer, determined as if the Plan had then terminated.

           (b) The Plan shall not accept a transfer of assets from any other plan which would cause this Plan to be subject to Code Section 401(a)(11) with respect to any Participant.

      12.7 MISTAKE OF FACT

           Notwithstanding anything herein to the contrary, upon the Employer's request, a Contribution which was made by a mistake of fact, or conditioned upon initial qualification of the

Plan or upon the deductibility of the Contribution under Code Section 404, may be returned to the Employer by the Trustee within one year after the payment of the Contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is later. For purposes of the preceding sentence, all contributions to the Plan made before receipt of a favorable determination letter on qualification from the Internal Revenue Service shall be conditioned on the Plan's initial qualification, and all contributions, whenever made, shall be conditioned on their deductibility under Code Section 404. A return of Contributions on account of the Plan's failure to initially qualify shall only be permitted if the Plan sponsor timely filed an application for determination of tax qualified status with the Internal Revenue Service prior to the end of the remedial amendment period determined under Treasury Regulation Section 1.401(b).

      12.8 COUNTERPARTS

           The Plan and the Trust Agreement may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

                                   ARTICLE XIII

                               ADOPTION OF THE PLAN

      Anything herein to the contrary notwithstanding, this Plan is adopted and maintained under the condition that it is approved and qualified by the Internal Revenue Service under Code Section 401(a) and that the Trust hereunder is exempt under Code Section 501(a). In the event that it should be found by the Internal Revenue Service that the Plan as amended and restated hereby is not qualified, the Corporation may modify the Plan to meet Internal Revenue Service requirements.

      As evidence of its adoption of the Plan, National Fiberstok Corporation has caused this instrument to be signed by its authorized officer this _______ day of ___________________, 1996, effective as of January 1, 1996, except as otherwise set forth herein.

WITNESS:                                        NATIONAL FIBERSTOK CORPORATION



_____________________________                   By:___________________________
                                                   Robert M. Miklas, President